Exhibit 99.3

                              BROKER DEALER LETTER

                              CLAIRE'S STORES, INC.

   Exchange Offer of $250,000,000 aggregate principal amount of the Company's 9.25% Senior Notes due 2015, $350,000,000 aggregate principal amount of the
            Company's 9.625%/10.375% Senior Toggle Notes due 2015 and
         $335,000,000 aggregate principal amount of the Company's 10.50%
                       Senior Subordinated Notes due 2017

                Pursuant to the Prospectus dated              , 2008

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON          , 2008, UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED,
THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                                                                          , 2008

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

      Enclosed for your consideration is a Prospectus dated         , 2008 (the
"Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by Claire's Stores, Inc., a Florida corporation (the "Company"), to exchange up to $250,000,000 aggregate principal amount of the Company's 9.25% Senior Notes due 2015, $350,000,000 aggregate principal amount of the Company's 9.625%/10.375% Senior Toggle Notes due 2015 and $335,000,000 aggregate principal amount of the Company's 10.50% Senior Subordinated Notes due 2017 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for its 9.25% Senior Notes due 2015, 9.625%/10.375% Senior Toggle Notes due 2015 and 10.50% Senior Subordinated Notes due 2017 (the "Old Notes") that are currently outstanding upon the terms and subject to the conditions described in the Prospectus.

      We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own name.

      Enclosed are copies of the following documents:

      1.    The Prospectus;

      2. The Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients;

      3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date; and

      4.    Return envelopes addressed to The Bank of New York, as Exchange
            Agent.

      Please note that the Exchange Offer will expire at 5:00 p.m., New York
City time, on           , 2008, unless extended by the Company. We urge you to
contact your clients as promptly as possible.

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      Upon request, the Company may reimburse you for customary and reasonable mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent for the Exchange Offer).

      To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof with original to follow), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

      The Depository Trust Company ("DTC") participants will be able to execute tenders through the DTC Automated Tender Offer Program.

      If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

                                                  Very truly yours,

                                                  CLAIRE'S STORE'S, INC.

      Any inquiries you may have with respect to the Exchange Offer should be made to the Company, and any requests for additional copies of the enclosed materials, should be directed to the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

      Nothing herein or in the enclosed documents shall constitute you or any person as an agent of the Company or the Exchange Agent, or authorize you or any other person to make any statements on behalf of either of them with respect to the Exchange Offer, except for statements expressly made in the Prospectus and the Letter of Transmittal.


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